Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Tenant: DataVault AI Inc. Premises: One Commerce Square, Suite 2400

LEASE

THIS LEASE (“Lease”) is entered into as of      November 6, 2025      (“Effective Date”), between COMMERCE SQUARE PARTNERS – PHILADELPHIA PLAZA, L.P., a Delaware limited partnership (“Landlord”), and DATAVAULT AI INC., a Delaware corporation (“Tenant”).

In consideration of the mutual covenants stated below, and intending to be legally bound, Landlord and Tenant covenant and agree as follows:

1.       KEY DEFINED TERMS.

(a)         “Additional Rent” means all rents, costs, and expenses other than Fixed Rent that Tenant is obligated to pay Landlord pursuant to this Lease.

(b)         “Building” means the building known as One Commerce Square located at 2005 Market Street, Philadelphia, Pennsylvania, containing approximately 942,866 rentable square feet.

(c)         “Business Hours” means the hours of 8:00 a.m. to 6:00 p.m. on weekdays, and 8:00 a.m. to 2:00 p.m. on Saturdays, excluding Building holidays.

(d)         “Commencement Date” means the date on which this Lease is fully executed by both parties.

(e)         “Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building, including, if applicable, the lobby, parking facilities, passenger elevators, rooftop terrace, fitness or health center, plaza and sidewalk areas, multi-tenanted floor restrooms, and landscaped areas.

(f)         “Expiration Date” means the last day of the Term, or such earlier date of termination of this Lease pursuant to the terms hereof.

(g)         “Fixed Rent” means fixed rent in the amounts set forth below:

	FIXED RENT PER		ANNUALIZED		MONTHLY
TIME PERIOD	R.S.F.		FIXED RENT		INSTALLMENT
Rent Period 1	$	[***]	$	[***]	$47,993.75
Rent Period 2	$	[***]	$	[***]	$49,203.19
Rent Period 3	$	[***]	$	[***]	$50,431.83
Rent Period 4	$	[***]	$	[***]	$51,698.87
Rent Period 5 – end of Initial Term	$	[***]	$	[***]	$52,985.10

(h)        “Initial Term” means the period commencing on the Commencement Date, and ending at 11:59 p.m. on: (i) if the Commencement Date is the first day of a calendar month, the day immediately prior to the 60-month anniversary of the Commencement Date; or (ii) if the Commencement Date is not the first day of a calendar month, the last day of the calendar month containing the 60-month anniversary of the Commencement Date.

(i)         “Laws” means federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, and decisions by courts in cases where such decisions are considered binding precedents in the state or commonwealth in which the Premises are located (“State”), and decisions of federal courts applying the laws of the State, including Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. as now in effect or hereafter amended and all rules and regulations issued thereunder.

Office Lease

(j)          “Premises” means the rentable space presently known as Suite 2400 on the 24th floor of the Building, as shown on Exhibit A attached hereto, which is deemed to contain 23,037 rentable square feet.

(k)         “Project” means the Building, together with the land on which the Building is located or the portion thereof allocated by Landlord to the Building, and all Common Areas.

(l)          “Rent” means, collectively, Fixed Rent and Additional Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then due and owing without regard to any contrary Tenant instructions or requests. Tenant shall pay Additional Rent in the same manner as Fixed Rent.

(m)        “Rent Period” means: (i) with respect to Rent Period 1, the period that begins on the Commencement Date, and ends on the last day of the calendar month preceding the month in which the first anniversary of the Commencement Date occurs; and (ii) with respect to Rent Period 2 and each succeeding Rent Period, the 12-month period that begins on the day following the end of the preceding Rent Period.

(n)         “Security Deposit” means $[***].

(o)         “Term” means the Initial Term together with any extension of the term of this Lease agreed to by the parties in writing.

2.       PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term subject to the terms and conditions of this Lease. Tenant accepts the Premises and the Project in their “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition.

3.       TERM. The Term shall commence on the Commencement Date, but the terms and provisions of this Lease are binding upon Tenant’s and Landlord’s execution of this Lease. By the Confirmation of Lease Term substantially in the form of Exhibit B attached hereto (“COLT”), Landlord shall notify Tenant of the Commencement Date and all other matters stated therein. The COLT shall be conclusive and binding on Tenant as to all matters set forth therein unless, within 10 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

4.       FIXED RENT; SECURITY DEPOSIT; LATE FEE.

(a)       Tenant covenants and agrees to pay to Landlord Fixed Rent in the amounts set forth in Section 1 during the Term without notice or demand. The monthly installment of Fixed Rent shall be payable to Landlord in advance on or before the first day of each month of the Term. If the Commencement Date is not the first day of a calendar month, then the Fixed Rent due for the partial month commencing on the Commencement Date shall be prorated based on the number of days in such month. All Rent payments shall be made by electronic funds transfer as follows (or as otherwise directed in writing by Landlord to Tenant from time to time): (i) ACH debit of funds, provided Tenant shall first complete Landlord’s then-current forms authorizing Landlord to automatically debit Tenant’s bank account; or (ii) ACH credit of immediately available funds to an account designated by Landlord. “ACH” means Automated Clearing House network or similar system designated by Landlord. All Rent payments shall include the Building number and the Lease number, which numbers will be provided to Tenant in the COLT.

(b)       Contemporaneously with Tenant’s execution and delivery of this Lease, Tenant shall: (i) pay to Landlord the monthly Fixed Rent for the first full calendar month of the Term; and (ii) deliver to Landlord the Security Deposit. No interest shall be paid to Tenant on the Security Deposit, and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform any of its obligations under this Lease, Landlord may use, apply, or retain the whole or any part of the Security Deposit for the payment of any rent or other sums that Tenant has not paid when due, and any sum that Landlord expends or is required to expend in connection with an Event of Default (as defined in Section 17). Landlord’s use of the Security Deposit shall not prevent Landlord from exercising any other remedy available to Landlord under this Lease, at law or in equity and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied, or retained by Landlord, Tenant shall, within 10 days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and if Tenant fails to do so an Event of Default shall be deemed to have occurred. Landlord shall return the Security Deposit or the balance thereof (as applicable) to Tenant within 30 days after the latest of the Expiration Date, Tenant’s surrender of possession of the Premises to Landlord in the condition required under this Lease, Tenant’s payment of all outstanding Rent, and Landlord’s receipt of written notice from Tenant of its forwarding address.

(c)        If Landlord does not receive the full payment from Tenant of any Rent when due under this Lease (without regard to any notice and/or cure period to which Tenant might be entitled), Tenant shall also pay to Landlord as Additional Rent a late fee in the amount of 5% of such overdue amount. Notwithstanding the foregoing, Landlord shall waive the above-referenced late fee one time during any 12 consecutive months of the Term provided Tenant makes the required payment within three days after receipt of notice of such late payment.

5.       OPERATING EXPENSES.

(a)       Certain Definitions.

     (i)          “Janitorial Expenses” means all costs associated with trash and garbage removal, recycling, cleaning, and sanitizing the Building, and the items of work set forth in Exhibit D attached hereto.

      (ii)         “Operating Expenses” means, collectively, Project Expenses and Taxes.

     (iii)       “Project Expenses” means all costs and expenses paid, incurred, or accrued by Landlord in connection with the maintenance, operation, repair, and replacement of the Project including: a management fee not to exceed 5% of gross rents and revenues payable from the Project; all costs associated with the removal of snow and ice from the Project; reasonable property management office rent; conference room and fitness center costs; security measures; Janitorial Expenses; Project Utility Costs (as defined in Section 6 below); capital expenditures, repairs, and replacements, but only to the extent of the amortized costs of such capital item over the useful life of the improvement as reasonably determined by Landlord or, if greater, the actual savings created by such capital item for each year of the Term; valet, concierge, and card-access parking system costs; association fees, if applicable; all insurance premiums and deductibles paid or payable by Landlord with respect to the Project; and the cost of providing those services required to be furnished by Landlord under this Lease. Notwithstanding the foregoing, “Project Expenses” shall not include any of the following: (A) repairs or other work occasioned by fire, windstorm, or other insured casualty or by the exercise of the right of eminent domain to the extent Landlord actually receives insurance proceeds or condemnation awards therefor; (B) leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs, and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof; (C) costs incurred by Landlord in connection with the original construction of the Building and related facilities; (D) costs for the solicitation and execution of leases, including costs incurred in improving space for other tenants; (E) interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent; (F) legal, accounting, and other expenses related to Landlord’s financing, refinancing, mortgaging, or selling the Building or the Project; (G) other than payments to the University City District (if applicable), cost of any political, charitable, or civic contribution or donation; (H) reserves for repairs, maintenance, and replacements; (I) Taxes; (J) cost of utilities directly metered or submetered to Building tenants and paid separately by such tenants; (K) the portion of any wages, salaries, fees, or fringe benefits paid to personnel above the level of regional property manager, not related directly to the operation, management, or repair of the Project; (L) costs of services provided to other tenants of the Building to which Tenant is not entitled (including costs specially billed to and paid by specific tenants); or (M) ground rents or rentals payable by Landlord pursuant to any over-lease.

      (iv)         “Taxes” means all taxes, assessments, and other governmental charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, including real estate taxes, sales taxes, special assessments to business districts, and gross receipt and business privilege taxes, that are levied or assessed against, or with respect to the ownership of, all or any portion of the Project during the Term or, if levied or assessed prior to the Term, are properly allocable to the Term, business property operating license charges, and real estate tax appeal expenditures incurred by Landlord. “Taxes” shall not include: (i) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord; or (ii) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered such that in lieu of or as a substitute in whole or in part for any Taxes now levied, assessed, or imposed on real estate there shall be levied, assessed, or imposed: (A) a tax on the rents received from such real estate; or (B) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof; or (C) a tax or license fee imposed upon the Premises or any portion thereof, then the same shall be included in Taxes. Tenant may not file or participate in any Tax appeals for any tax lot in the Project. Further, “ Taxes” shall not include any sales, use, use and occupancy, or other excise tax that may at any time be levied or imposed upon Tenant, or measured by any amount payable by Tenant under this Lease (collectively, “Other Taxes”). Tenant shall pay all Other Taxes monthly or otherwise when due; if applicable Law requires Landlord to collect any Other Taxes, such Other Taxes shall be payable to Landlord as Additional Rent.

      (v)          “Tenant’s Share” means the rentable square footage of the Premises divided by the rentable square footage of the Building on the date of calculation, which on the date of this Lease is stipulated to be 2.44%.

(b)       During the Term Tenant shall pay to Landlord in advance on a monthly basis on or before the first day of each month of the Term, payable pursuant to Section 5(c) below, Tenant’s Share of Operating Expenses. If the Building is operated as part of a complex of buildings or in conjunction with other buildings or parcels of land, then Landlord may prorate the common expenses and costs with respect to each such building or parcel of land in such manner as Landlord, in its sole but reasonable judgment, shall determine. Landlord shall calculate Operating Expenses using generally accepted accounting principles, and may allocate certain categories of Operating Expenses to the applicable tenants on a commercially reasonable basis, for example based on the type of use.

(c)       For each calendar year (or portion thereof) for which Tenant has an obligation to pay any Operating Expenses, Landlord shall send to Tenant a statement of the monthly amount of projected Operating Expenses due from Tenant for such calendar year (“Estimated Operating Expenses”), and Tenant shall pay to Landlord such monthly amount of Estimated Operating Expenses as provided in Section 5(b), in advance on a monthly basis on or before the first day of each month of the Term without further notice or demand, until Tenant’s receipt of the succeeding statement of Estimated Operating Expenses. As soon as administratively available after each calendar year (or, at Landlord’s option, after a sale of the Project), Landlord shall send to Tenant a reconciliation statement of the actual Operating Expenses for the prior calendar year (“Reconciliation Statement”). If the amount actually paid by Tenant as Estimated Operating Expenses exceeds the amount due per the Reconciliation Statement, Tenant shall receive a credit in an amount equal to the overpayment, which credit shall be applied towards future Rent until fully credited. If the credit exceeds the aggregate future Rent owed by Tenant, and there is no uncured default, Landlord shall pay the excess amount to Tenant within 30 days after delivery of the Reconciliation Statement. If Landlord has undercharged Tenant, then Landlord shall either send Tenant an invoice setting forth the additional amount due or indicate the amount due as part of the Reconciliation Statement, which amount shall be paid in full by Tenant within 30 days after receipt of such invoice. Tenant’s obligations under this Section shall survive the Expiration Date.

(d)       If, during the Term, less than 95% of the rentable area of the Building is or was occupied by tenants, Project Expenses shall be deemed for such year to be an amount equal to the costs that would have been incurred had the occupancy of the Building been at least 95% throughout such year, as reasonably determined by Landlord and taking into account that certain expenses fluctuate with the Building’s occupancy level and certain expenses do not so fluctuate (for example, landscaping). In addition, if Landlord is not obligated or otherwise does not offer to furnish an item or a service to a particular tenant or portion of the Building (for example, if a tenant (with Landlord’s consent) separately contracts with an office cleaning firm to clean such tenant’s premises) and the cost of such item or service would otherwise be included in Project Expenses, Landlord shall equitably adjust the Project Expenses so the cost of the item or service is shared only by tenants actually receiving such item or service, or if a tenant’s rent is abated such abated rent shall be included for purposes of calculating the management fee. All payment calculations under this Section shall be prorated for any partial calendar years during the Term and all calculations shall be based upon Project Expenses as grossed-up in accordance with the terms of this Lease.

(e)       If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by an independent contractor of Landlord, Landlord’s property manager, or a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager (each, a “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then at Landlord’s direction Tenant shall pay the charge for such service either to Landlord for further payment to the Service Provider or directly to the Service Provider and, in either case: (i) Landlord shall credit such payment against any charge for such service made by Landlord to Tenant under this Lease; and (ii) Tenant’s payment to the Service Provider shall not relieve Landlord from any obligation under this Lease concerning the provision of such services.

(f)        Provided there is no outstanding monetary default by Tenant under this Lease, Tenant shall have the right, at its sole cost and expense, to cause Landlord’s records related to a Reconciliation Statement to be audited provided: (i) Tenant provides notice of its intent to audit such Reconciliation Statement within two months after receipt of the Reconciliation Statement; (ii) the audit is performed by a certified public accountant that has not been retained on a contingency basis or other basis where its compensation relates to the cost savings of Tenant; (iii) any such audit may not occur more frequently than once during each 12-month period of the Term, nor apply to any year prior to the year of the then-current Reconciliation Statement being reviewed; (iv) the audit is completed within one month after the date that Landlord makes all of the necessary and applicable records available to Tenant or Tenant’s auditor; (v) the contents of Landlord’s records shall be kept confidential by Tenant, its auditor, and its other professional advisors, other than as required by applicable Law, and if requested by Landlord, Tenant and its auditor shall execute Landlord’s standard confidentiality agreement as a condition to Tenant’s audit rights under this paragraph; and (vi) if Tenant’s auditor determines that an overpayment is due Tenant, Tenant’s auditor shall produce a detailed report addressed to both Landlord and Tenant, which report shall be delivered within 15 days after Tenant’s auditor’s completion of the audit, and then the parties shall use good faith efforts to resolve the dispute. During completion of Tenant’s audit, Tenant shall nonetheless timely pay all of Tenant’s Share of Operating Expenses without setoff or deduction. Within 30 days after resolution of the dispute, Landlord shall pay or credit to Tenant, or Tenant shall pay to Landlord, as the case may be, all unpaid Operating Expenses due and owing.

6.       UTILITIES.

(a)       Commencing on the Commencement Date, and continuing throughout the Term, Tenant shall pay for utility services as follows: (i) Tenant shall pay directly to the applicable utility service provider for any utilities that are separately metered (not submetered) to the Premises; (ii) Tenant shall pay Landlord for any utilities serving the Premises that are separately submetered based upon Tenant’s submetered usage, as well as for any maintenance and replacement costs associated with such submeters; and (iii) Tenant shall pay Landlord for Tenant’s Share of Project Utility Costs as part of Operating Expenses pursuant to Section 5. “Project Utility Costs” means the total cost for all utilities serving the Project, excluding the costs of utilities that are directly metered or submetered to Building tenants or paid separately by such tenants. Notwithstanding anything to the contrary in this Lease, Landlord shall have the right to install meters, submeters, or other energy-reducing systems in the Premises at any time to measure any or all utilities serving the Premises, the costs of which meters shall be included in Project Expenses. For any separately metered utilities, Landlord is hereby authorized to request and obtain, on behalf of Tenant, Tenant’s utility consumption data from the applicable utility provider. For those utilities set forth in subsection (ii) above, Landlord or its designated agent shall invoice Tenant for such utilities as Additional Rent. For those utilities set forth in subsection (iii) above, Landlord shall have the right to either invoice Tenant for such utilities as Additional Rent, or together with Project Expenses. Landlord shall have the right to estimate the utility charge, which estimated amount may be included along with the invoice for Project Expenses, provided Landlord shall be required to reconcile on an annual basis based on utility invoices received for such period. The cost of utilities payable by Tenant under this Section shall include all charges, surcharges, applicable taxes, and costs for meter reading.

(b)       Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance, safety inspections, or any other commercially reasonable purpose, including in cases of emergency. Landlord shall not be liable for any interruption in providing any utility that Landlord is obligated to provide under this Lease, unless such interruption or delay: (i) renders the Premises or any material portion thereof untenantable for the normal conduct of Tenant’s business at the Premises, and Tenant has ceased using such untenantable portion, provided Tenant shall first endeavor to use any generator that serves the Premises or of which Tenant has the beneficial use; (ii) results solely and directly from Landlord’s negligence or willful misconduct; and (iii) extends for a period longer than seven consecutive days, in which case Tenant’s obligation to pay Fixed Rent shall be abated with respect to the untenantable portion of the Premises that Tenant has ceased using for the period beginning on the eighth consecutive day after such conditions are met and ending on the earlier of: (A) the date Tenant recommences using the Premises or the applicable portion thereof; or (B) the date on which the service(s) is substantially restored. The rental abatement described above shall be Tenant’s sole remedy in the event of a utility interruption, and Tenant hereby waives any other rights against Landlord in connection therewith. In the event of a casualty or condemnation affecting the Building and/or the Premises, the terms of Sections 14 and 15, respectively, shall control over the provisions of this Section.

(c)       If Landlord reasonably determines that Tenant’s density, equipment, or particular use of the Premises puts demands on the heating, ventilation, and air conditioning (“HVAC”) system serving the Premises in excess of those of the typical office user in the Building, then Landlord shall notify Tenant in writing and Tenant shall have 10 days to remedy the situation to Landlord’s reasonable satisfaction. If Tenant fails to timely remedy the situation to Landlord’s reasonable satisfaction, Landlord shall have the right to install one or more supplemental air conditioning units in the Premises at Tenant’s sole cost.

(d)       Tenant shall be solely responsible for the installation and maintenance of its data, telecommunication, and security systems and wiring at the Premises, which shall be done in compliance with all applicable Laws and Landlord’s rules and regulations. All Tenant’s Supplemental HVAC (as defined in Section 11(a) below) shall be separately metered to the Premises at Tenant’s cost, and Tenant shall be solely responsible for all electricity registered by, and the maintenance and replacement of, such meters. Landlord has no obligation to keep cool any of Tenant’s information technology equipment that is placed together in one room, on a rack, or in any similar manner (“IT Equipment”), and Tenant waives any claim against Landlord in connection with Tenant’s IT Equipment. Landlord shall have the option to require that the computer room and/or information technology closet in the Premises shall be separately submetered at Tenant’s expense, and Tenant shall pay Landlord for all electricity registered in such submeter. Within one month after written request, Tenant shall provide to Landlord electrical load information reasonably requested by Landlord with respect to any computer room and/or information technology closet in the Premises.

7.       LANDLORD SERVICES. Subject to Section 5 and Section 6, Landlord shall provide the following to the Premises during the Term: (i) HVAC service in the respective seasons during Business Hours; provided HVAC service to the Premises on Saturdays will be provided only upon Tenant’s prior request to Landlord received no later than noon on the preceding business day; (ii) electricity for lighting and standard office equipment for comparable buildings in the market in which the Project is located; (iii) water, sewer, and, to the extent applicable to the Building, gas, oil, and steam service; and (iv) cleaning services meeting the minimum specifications set forth in Exhibit D attached hereto. Landlord shall not be obligated to furnish any services, supplies, or utilities other than as set forth in this Lease; provided, however, upon Tenant’s prior request sent in accordance with Section 25(i) below, Landlord may furnish additional services, supplies, or utilities, in which case Tenant shall pay Landlord’s then-current reasonable charge therefor. Landlord’s current rate for HVAC service outside of Business Hours is $107.00 per hour, per zone, with prior notice as reasonably determined by Landlord for the Building and a two-hour minimum if the service does not commence immediately following the end of a day’s Business Hours.

8.       USE; SIGNS; PARKING; COMMON AREAS.

(a)       Tenant shall use the Premises solely for general office use (nonmedical) befitting a class A office building and storage incidental thereto, and for no other purpose (“Permitted Use”). Tenant shall not allow the Premises to be used for anything other than the Permitted Use during the Term. Tenant’s use of the Premises for the Permitted Use shall be in conformity with and subject to all applicable Laws.

(b)       Landlord shall provide Tenant with Building-standard identification signage at the main entrance to the Premises, the costs of which shall be paid for by Landlord for the originally named Tenant, otherwise by Tenant as Additional Rent. Tenant shall not place, erect, or maintain any signs at the Premises, the Building, or the Project that are visible from outside of the Premises.

(c)       Tenant shall have the nonexclusive right in common with others to use the Common Areas during the Term for their intended purposes, subject to Landlord’s rules and regulations therefor. Tenant shall have the right throughout the Term to obtain up to three permits for unreserved parking of standard-size automobiles of Tenant and its employees within the parking facility serving the Building: (i) if applicable, by entering from time to time into the parking operator’s standard agreement covering the use of parking spaces in such facility; (ii) upon the terms and subject to the conditions set forth in such agreements; and (iii) subject to Tenant’s monthly payment to such operator of its fee for the right to such parking spaces. The current fee for such spaces is $415.00 per month, per space; provided, however, the parking garage operator reserves the right to increase the fee from time to time, consistent with prevailing rates in such parking facility. To the extent not included in the fee (if any) charged for parking in the parking facility for the Building, Tenant shall be solely liable for all parking taxes (if any) imposed by the applicable governmental authority with respect to Tenant’s parking spaces. If Landlord elects (in its sole and absolute discretion) to operate the parking facility, Tenant shall pay Landlord such taxes and Landlord shall then remit such taxes to the applicable governmental authority. If the parking facility is not operated by Landlord, Tenant shall pay the operator such taxes and the operator shall then remit such taxes to the applicable governmental authority. Landlord shall have the right, in its sole discretion, to substitute for parking permits any reasonable access control, such as stickers or a system to read toll tags. All vehicles entering or parking in the parking areas shall do so at the owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism, or theft with respect to such vehicles.

(d)       Landlord shall have the right in its sole discretion to, from time to time, construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas. Landlord, Landlord’s agents, approved contractors, and utility service providers shall have the right to install, relocate, use, and maintain ducts, pipes, wiring, and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount.

9.       TENANT’S ALTERATIONS.

(a)       Tenant shall not, and shall not permit any Tenant Agent to, cut, drill into, or secure any fixture, apparatus, or equipment, or make alterations, improvements, or physical additions of any kind to any part of the Premises (collectively, “Alterations”) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. “Tenant Agent” means any agent, employee, subtenant, assignee, contractor, subcontractor, client, family member, licensee, customer, invitee, or guest of Tenant. All Alterations shall be completed in compliance with all applicable Laws and Landlord’s rules and regulations for construction, using new or comparable materials only, by a contractor reasonably approved in writing by Landlord, and on days and at times reasonably approved in writing by Landlord. Tenant shall mark and tag all wiring and cabling installed by it or on its behalf upon installation. Upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration costing less than $15,000.00 and that: (i) is nonstructural; (ii) does not impact any of the systems or core restrooms of the Building, involve electrical or drywall work or locking hardware, require a building permit, materially affect the air quality in the Building, or require Landlord to incur additional costs as a result thereof; and (iii) is not visible from outside of the Premises.

(b)       Tenant shall provide Landlord with at least 10 days’ prior written notice of its intention to perform any Alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have Commercial General Liability (CGL) insurance coverage naming the Additional Insureds (as defined in Section 12) as additional insureds and in at least the following amounts: (i) $1,000,000 if the contract value is less than $500,000; (ii) $5,000,000 if the contract value is $500,000 or higher, but less than $5,000,000; (iii) $10,000,000 if the contract value is $5,000,000 or higher, but less than $10,000,000; and (iv) $15,000,000 if the contract value is $10,000,000 or higher.

(c)        At Landlord’s request Tenant shall provide Landlord with a release of liens from all contractors, subcontractors, and design professionals associated with all Alterations. Tenant shall be responsible for all elements of Alterations (including compliance with Laws, and functionality of the design), and Landlord’s approval of any Alteration and the plans therefor shall in no event relieve Tenant of the responsibility for such design, or create responsibility or liability on Landlord’s part for their completeness, design sufficiency, or compliance with Laws. Nothing in this Lease or in any consent to the making of Alterations or improvements shall be deemed or construed in any way as constituting a request by Landlord, express or implied, to any contractor, subcontractor, or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord, and Tenant is not, under any circumstance, acting as the agent of Landlord.

(d)        During all construction activities at the Premises by or on behalf of Tenant, Tenant shall use commercially reasonable efforts to recycle at least 75% of all construction-related debris and to cause its contractors to document the disposal and recycling of construction debris. All equipment and appliances installed in the Premises by or on behalf of Tenant shall be high efficiency, Energy Star-rated (or equally efficient). Tenant shall endeavor to meet the lighting power density standards established by ASHRAE Standard 90.1-2010 (or the then-equivalent or then-current standard) with respect to all lighting installed in the Premises by or on behalf of Tenant including the use of high efficiency lighting equipment system, daylight measures, automatic dimmers and motion detection occupancy sensors. Tenant shall, as feasible, incorporate into the Premises materials that have low or no volatile organic compounds (VOC’s), and high recycled content that is regionally sourced and rapidly renewable and with respect to wood, sourced from responsibly managed forests, provided all paints, sealants, coatings, glues, adhesives, carpets, non-carpet finished floors, and composite materials used within the Premises shall meet low or no VOC/toxicity standards reasonably acceptable to Landlord or in compliance with best practices for class A office buildings.

10.       ASSIGNMENT AND SUBLETTING.

 (a)      Except as expressly permitted pursuant to Section 10(c), neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of all or any interest in this Lease or the Premises, or permit any person or entity other than Tenant to occupy any portion of the Premises (each of the foregoing is a “Transfer” to a “Transferee”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Any Transfer undertaken without Landlord’s prior written consent (other than pursuant to Section 10(c)) shall constitute an Event of Default and shall, at Landlord’s option, be void and/or terminate this Lease. For purposes of this Lease but subject to Section 10(c) below, a Transfer shall include any assignment by operation of law, and any merger, consolidation, or asset sale involving Tenant, any direct or indirect transfer of control of Tenant, and any transfer of a majority of the ownership interests in Tenant (directly or indirectly). Consent by Landlord to any one Transfer shall be held to apply only to the specific Transfer authorized, and shall not be construed as a waiver of the duty of Tenant, or Tenant’s legal representatives or assigns, to obtain from Landlord consent to any other or subsequent Transfers pursuant to the foregoing.

(b)       Without limitation, it shall not be unreasonable for Landlord to withhold its consent if: (i) the creditworthiness or business reputation of the proposed Transferee is unacceptable to Landlord; (ii) Tenant is proposing to Transfer to an existing occupant of the Building or another property owned by Landlord or Landlord’s affiliate(s), or to another prospect with whom Landlord or Landlord’s affiliate(s) are then negotiating in the market of which the Building is a part; (iii) Tenant is proposing to sublease and Landlord has comparable space available to lease in the Building; (iv) the proposed Transferee is a governmental or quasi-governmental agency; or (v) the proposed Transferee or its use will violate the terms of this Lease or of any other lease for the Building (including any exclusivity provisions).

(c)       Notwithstanding anything to the contrary in this Lease, Tenant shall have the right without the prior consent of Landlord, but after at least 15 days’ prior written notice to Landlord, to make a Transfer to any Affiliate (as defined below), or an entity into which Tenant merges or that acquires substantially all of the assets or stock of Tenant (“Surviving Entity”); provided: (i) Tenant delivers to Landlord the Transfer Information (as defined below); (ii) the Surviving Entity shall have a tangible net worth at least equal to the net worth of Tenant on the Effective Date or otherwise reasonably acceptable to Landlord; and (iii) the originally named Tenant shall not be released or discharged from any liability under this Lease by reason of such Transfer, and the Transferee shall assume in writing all of the obligations and liabilities of Tenant under this Lease. A Transfer described in the prior sentence is referred to herein as a “Permitted Transfer”, and the transferee of a Permitted Transfer is referred to herein as a “Permitted Transferee”. “Affiliate” means a corporation, limited liability company, partnership, or other registered entity, 50% or more of whose equity interest is owned by the same persons or entities owning 50% or more of Tenant’s equity interests, a subsidiary, or a parent corporation.

(d)       If Tenant desires to complete a Transfer, Tenant shall give written notice to Landlord of such desire together with the Transfer Information. If: (i) Tenant desires to assign this Lease or to sublease the entire Premises other than pursuant to Section 10(c), Landlord shall have the right to accelerate the Expiration Date (that is, recapture) so that the Expiration Date shall be the date on which the proposed assignment or sublease would be effective; or (ii) Tenant desires to sublease less than the entire Premises other than to an Affiliate, Landlord shall have the right to accelerate the Expiration Date with respect to (that is, recapture) the portion of the Premises that Tenant proposes to sublease (and in each case, a pro rata portion of Tenant’s parking rights shall also expire on such accelerated Expiration Date). If Landlord elects to accelerate the Expiration Date pursuant to this paragraph, Tenant shall have the right to rescind its request for Landlord’s consent to the proposed assignment or sublease by giving written notice of such rescission to Landlord within 10 days after Tenant’s receipt of Landlord’s acceleration election notice. If Tenant does not so rescind its request: (A) Tenant shall deliver the Premises or the applicable portion thereof to Landlord in the same condition as Tenant is, by the terms of this Lease, required to deliver the Premises to Landlord upon the Surrender Date (as defined in Section 18(a)); and (B) Fixed Rent and Tenant’s Share shall be reduced on a per rentable square foot basis for the area of the Premises that Tenant no longer leases. If Landlord elects to accelerate the Expiration Date for less than the entire Premises, the cost of erecting any demising walls, entrances, and entrance corridors, and any other improvements required in connection therewith shall be performed by Landlord, with the cost thereof being divided evenly between Landlord and Tenant.

(e)       “Transfer Information” means the following information: (i) a copy of the fully executed assignment and assumption agreement, or sublease agreement, as applicable (with respect to a Permitted Transfer, such agreement to be delivered to Landlord within 10 business days after the transaction closes and with respect to all other Transfers, such agreement shall be provided in draft form and shall not be executed until Landlord’s consent has been given); (ii) a copy of the then-current financials of the Transferee (either audited or certified by the chief financial officer of the Transferee); and (iii) such other reasonably requested information by Landlord needed to confirm or determine Tenant’s compliance with the terms and conditions of this Section.

(f)        If the total economic consideration received by Tenant as a result of any Transfer (other than a Permitted Transfer), net of any reasonable expenses incident to the Transfer, including standard leasing commissions and improvement costs, exceeds the prorated Rent payable hereunder, then Tenant shall pay to Landlord 50% of such excess as Additional Rent without affecting or reducing any other obligation of Tenant hereunder.

(g)       Regardless of Landlord’s consent to a proposed Transfer, no Transfer shall release Tenant from Tenant’s obligations or alter Tenant’s primary liability to fully and timely perform all of Tenant’s obligations under this Lease including the payment of Rent, and the originally named Tenant and all assignees shall be jointly and severally liable for all Tenant obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. If a Transferee defaults in the performance of any of the terms of this Lease, Landlord may proceed directly against the originally named Tenant without the necessity of exhausting remedies against such Transferee, and may collect Rent from the Transferee and apply the net amount collected to the Rent herein reserved.

11.       REPAIRS AND MAINTENANCE.

(a)       Except with respect to Landlord Repairs (as defined below), Tenant shall keep and maintain the Premises in good order and condition at Tenant’s expense. As used in this Section 11, “maintain” includes promptly making all repairs and any reasonably necessary replacements necessary to keep and maintain such in good order and condition. All Tenant maintenance shall comply with Laws and utilize materials and equipment that are at least equal in quality, number, and usefulness to those originally used in constructing the Building and the Premises. In addition, Tenant shall maintain, at Tenant’s expense, Tenant’s Supplemental HVAC, Premises Water Heaters, and/or Alterations in a clean and safe manner and in proper operating condition throughout the Term. “Tenant’s Supplemental HVAC” means any supplemental HVAC system serving the Premises (regardless of who installed it). “Premises Water Heater” means any water heater serving the Premises (regardless of who installed it), including expansion tanks and any associated piping. Tenant shall maintain Tenant’s Supplemental HVAC under a service contract with a firm and upon such terms as may be reasonably satisfactory to Landlord, including inspection and maintenance on at least a semiannual basis, and provide Landlord with a copy thereof. Within five days after Landlord’s request, Tenant shall provide Landlord with evidence that such contract is in place. Further, Tenant shall ensure that all Premises Water Heaters installed by or on behalf of Tenant have a working automatic water shut-off device with audible alarm and a leak pan underneath with the drain line run to a suitable floor drain. All repairs to the Building and the Project made necessary by reason of the installation, maintenance, and operation of Tenant’s Supplemental HVAC, Premises Water Heaters, and Alterations shall be Tenant’s expense. In the event of an emergency, such as a burst waterline or act of God, Landlord shall have the right to make repairs for which Tenant is responsible hereunder (at Tenant’s cost) without giving Tenant prior notice, but in such case Landlord shall provide notice to Tenant as soon as practicable thereafter, and Landlord shall take commercially reasonable steps to minimize the costs incurred.

(b)       Landlord shall maintain the following at Landlord’s expense (except to the extent such expenses are includable in Project Expenses): (i) the footings and foundations and the structural elements of the Building; (ii) the roof of the Building; (iii) the HVAC, plumbing, elevators (if any), electric, fire protection and fire alert systems within the Building core from the core to the point of connection for service to the Premises, but specifically excluding Tenant’s Supplemental HVAC, Premises Water Heaters, and Alterations; (iv) the Building exterior; and (v) the Common Areas (collectively, “Landlord Repairs”). To the extent that the Premises contain all of the leasable square footage on a floor, Landlord Repairs shall include the Building-standard fixtures in the core restrooms on any such floor. Notwithstanding anything to the contrary in this Lease, any repairs to the Project or any portion thereof made necessary by the negligent or willful act or omission of, or default under this Lease by, Tenant or any Tenant Agent shall be made at Tenant’s expense, subject to the waivers set forth in Section 12.

(c)      With respect to each party’s respective repair and maintenance obligations as set forth in this Section 11, each party shall employ a low-environmental impact sustainable cleaning and maintenance program that complies with sustainability guidelines reasonably acceptable to Landlord or in compliance with best practices for class A office buildings, including the use of sustainable cleaning chemicals and the use of non-disposable or recyclable janitorial paper products and trash bags when price, quality, and availability are comparable to conventional products. Landlord shall have the right but not the obligation to alter, replace, or improve the Premises and/or the Building (and/or any components thereof) to reduce Operating Expenses, energy, water consumption, and/or greenhouse gas emissions, improve operational efficiency and sustainability, and/or obtain or maintain certification under any sustainability guidelines. The cost of any such alterations, replacements, or improvements shall be included in Operating Expenses to the extent permitted under this Lease.

(d)      The parties agree it is in their mutual best interest that the Building and Premises be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment. Accordingly, Tenant shall use commercially reasonable efforts to conduct its operations in the Building and within the Premises to minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building, and permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable. Tenant acknowledges that the Building has achieved or qualifies for certification or rating pursuant to the following Green Building Rating System: LEED, Energy Star, Philadelphia Energy Benchmarking, UL Verified Healthy Building, and BOMA 360, and that Landlord may operate, manage, and maintain the Building to obtain or retain a certification or rating thereunder or obtain and maintain other Green Building Rating System accreditations, ratings, or certifications as Landlord deems appropriate.

12.       INSURANCE; SUBROGATION RIGHTS.

(a)         Tenant, at Tenant’s expense, shall obtain and keep in full force and effect as of the Commencement Date (or Tenant’s earlier accessing of the Premises) and throughout the Term:

   (i)      Commercial General Liability (CGL) insurance policy or policies to protect Landlord against any liability to the public or to any invitee of Tenant incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate (applying per location), covering bodily injury and property damage liability, and $1,000,000 products/completed operations aggregate. Such policy shall be written on an “occurrence” basis and not on a “claims made” basis, and endorsed to provide that it is primary to and noncontributory to any policies carried by Landlord.

   (ii)      Business Auto Liability covering owned, non-owned, and hired vehicles with a limit of not less than $1,000,000 combined single limit.

   (iii)     Workers’ Compensation with statutory limits, and Employers’ Liability with limits of not less than $500,000 each accident, $500,000 disease policy limit, $500,000 disease - each employee.

   (iv)     Umbrella/Excess Liability insurance on a follow-form basis in amounts of not less than $5,000,000 per occurrence and $5,000,000 annual aggregate (applying per location) in excess of commercial general liability, employer’s liability, and automobile liability insurance policies, following form, and no more restrictive than such underlying insurance policies. Such policy shall be endorsed to provide that this insurance is primary to, and noncontributory with, any other insurance in which Landlord and any Additional Insured is an insured, whether such other insurance is primary, excess, self-insurance, or insurance on any other basis, which must cause the umbrella/excess coverage to be vertically exhausted. The limits of liability may be satisfied by a combination of primary and excess liability insurance.

    (v)     All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s Property situated in or about the Premises at the full replacement cost of the property so insured. “Tenant’s Property” means Tenant’s trade fixtures, furniture, equipment, personal property, vaults, safes, inventory, signage, Specialty Alterations (as defined in Section 18(b)), and telephone, security, data, and communication equipment system wiring and cabling. Tenant assumes all risk of damage to the property of Tenant, Tenant Agents, or any other person whose property is used, leased, or stored by Tenant in or about the Project, including Tenant’s Property, and including in each case any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause.

(vi)      Business Interruption Insurance with limit of liability representing loss of at least approximately 12 months of income.

(b)      All insurance policies required of Tenant under this Lease, exclusive of workers’ compensation, shall name: Landlord, Brandywine Realty Trust, any Mortgagee(s) (as defined in Section 16), property managers, and any other associated or affiliated entities whose names have been furnished to Tenant as their interests appear (collectively, “Additional Insureds”), each as an additional insured (per broad form named insured endorsements). All such coverages shall be primary and noncontributory, and any other insurance that may be available to Landlord and any Additional Insured will be excess and noncontributory. The coverage provided to the Additional Insureds shall be at least as broad as that provided to the first-named insured on each policy. If any policy provided by Tenant in compliance with this Section 12 states that the coverage provided to an Additional Insured will be no broader than that required by contract, or words of similar meaning, the parties agree that nothing in this Lease is intended to restrict or limit the breadth of such coverage. The limits of insurance stated above for each type of insurance are minimum limits only. If Tenant’s policy provides greater limits, then the Additional Insureds shall be entitled to, or entitled to share in, the full limits of such policy, and this Lease shall be deemed to require such full limits.

(c)      Each of the policies required under Section 12(a) shall be provided at Tenant’s expense, and be issued by an insurance company with a minimum Best’s rating of A:VII during the Term. Prior to the Commencement Date (or Tenant’s earlier accessing of the Premises), Tenant shall provide Landlord and/or Landlord’s designated agent with policy copies or certificates thereof that evidence that all insurance coverages required under this Lease are in place for the policy periods. Tenant shall also furnish to Landlord and/or Landlord’s designated agent throughout the Term replacement certificates within 10 days after the expiration dates of the then-current policy or policies or, upon request by Landlord and/or Landlord’s designated agent from time to time, sufficient information to evidence that the insurance required under this Section is in full force and effect. In addition, Tenant shall provide Landlord and/or Landlord’s designated agent with at least 30 days’ prior written notice of cancelation or material alteration of all such policies. The limits of any such required insurance shall not in any way limit Tenant’s liability under this Lease or otherwise. The deductible or self-insured retention amount required under any insurance policy maintained by Tenant shall be the sole responsibility of Tenant and not exceed $25,000, unless otherwise approved by Landlord in writing.

(d)      Landlord shall obtain and maintain, or cause to be obtained or maintained, during the Term: (i) insurance against loss or damage to the Building with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant’s Property, which is insured solely by Tenant); (ii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Building in amounts reasonably required by Landlord or any Mortgagee; and (iii) such other insurance as reasonably required by Landlord or any Mortgagee. Any insurance to be maintained by Landlord hereunder may be maintained by means of a policy or policies of blanket or umbrella insurance, covering additional items or locations or insureds. Tenant shall not do anything or fail to do anything that will increase the cost of Landlord’s insurance or prevent Landlord from procuring policies from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of any such insurance to be increased, Tenant shall pay the amount of such increase as Additional Rent.

(e)      Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each waives, releases, and agrees not to make any claim against or seek to recover from, the other with respect to any and all claims for recovery against the other for Workers’ Compensation and Employers’ Liability losses. This waiver and release are effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its Workers’ Compensation and Employers’ Liability coverage waive any rights of subrogation and shall have the insurance company include an endorsement acknowledging this waiver, if necessary.

(f)      Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each waives, releases, and agrees not to make any claim against or seek to recover from, the other with respect to any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy and/or builders’ risk insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant’s business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Section 20(a) below. This waiver and release are effective regardless of whether the releasing party actually maintains the insurance described in this Section 12 and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Notwithstanding anything to the contrary in this Lease, all waivers of subrogation and rights of recovery under this Section 12 shall also apply to each of the waiving party’s insurance policies’ deductible(s)/self-insured retention(s).

13.       INDEMNIFICATION.

(a)      Except to the extent the release of liability and waiver of subrogation provided in Section 12 above applies, Tenant shall indemnify, defend, and hold harmless Landlord and Landlord Indemnitees from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable fees of attorneys, investigators, and experts)) to the extent arising out of or from or related to: (i) any negligence or willful misconduct of Tenant, any Tenant Indemnitees (as defined below), or any Tenant Agent; and (ii) except to the extent arising from Landlord’s negligence or willful misconduct, any acts or omissions occurring at, or the condition, use, or operation of, the Premises. “Landlord Indemnitees” means, collectively, Landlord’s property manager, Brandywine Realty Trust, any Mortgagee(s), and each of their respective direct and indirect directors, officers, members, partners, managers, trustees, employees, and agents. If Tenant fails to promptly defend Landlord or a Landlord Indemnitee following written demand by Landlord or the Landlord Indemnitee, Landlord or the Landlord Indemnitee, as applicable, may defend the same at Tenant’s expense, by retaining or employing counsel reasonably satisfactory to Landlord or such Landlord Indemnitee.

(b)      Except to the extent the release of liability and waiver of subrogation provided in Section 12 above applies, Landlord shall indemnify, defend, and hold harmless Tenant and Tenant Indemnitees from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable fees of attorneys, investigators, and experts)) to the extent arising out of or from or related to any negligence or willful misconduct of Landlord or any Landlord Indemnitees. “Tenant Indemnitees” means, collectively, Tenant’s directors, officers, members, partners, trustees, employees, and agents. If Landlord fails to promptly defend Tenant or a Tenant Indemnitee following written demand by Tenant or the Tenant Indemnitee, Tenant or the Tenant Indemnitee, as applicable, may defend the same at Landlord’s expense, by retaining or employing counsel reasonably satisfactory to Tenant or such Tenant Indemnitee.

(c)      Landlord’s and Tenant’s obligations under this Section shall not be limited by the amount or types of insurance maintained or required to be maintained under this Lease. The provisions of this Section shall survive the Expiration Date.

14.          CASUALTY DAMAGE. If there occurs any casualty to the Project and: (i) insurance proceeds are unavailable to Landlord or are insufficient to restore the Project to substantially its pre-casualty condition; (ii) zoning or other applicable Laws do not permit repair and restoration; or (iii) more than 30% of the total area of the Building is damaged, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to Tenant within 60 days after such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to Tenant. If there occurs any casualty to the Premises and: (A) in Landlord’s reasonable judgment, the repair and restoration work would require more than 210 consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime); or (B) the casualty occurs during the last 12 months of the Term, Landlord and Tenant shall each have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other party within 60 days after the date of such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to the other party, but in no event shall the termination date be after the last day of the Term. Notwithstanding the foregoing, if the casualty was caused by the act or omission of Tenant or any Tenant Agent, Tenant shall have no right to terminate this Lease due to the casualty. If there occurs any casualty to the Project and neither party terminates this Lease, then Landlord shall cause the damage to be repaired (exclusive of Tenant’s Property) to a condition as nearly as practicable to that existing prior to the damage, and Tenant shall cause the damage to Tenant’s Property to be repaired to a condition as nearly as practicable to that existing prior to the damage, in each case with commercially reasonable speed and diligence and subject to reasonable delays that may arise by reason of adjustment of the loss under insurance policies, Laws, and Force Majeure Events (as defined in Section 25(g)). Landlord shall not be liable for any inconvenience or annoyance to Tenant or Tenant Indemnitees, injury to Tenant’s business, or pain and suffering, resulting in any way from such damage or the repair thereof. Notwithstanding the foregoing, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated during the period (if any) during which Tenant is not reasonably able to use the Premises or an applicable portion thereof as a result of such casualty. Tenant shall have no right to terminate this Lease as a result of any damage or destruction of the Premises, except as expressly provided in this Section.

15.          CONDEMNATION. If a taking renders the Building reasonably unsuitable for the Permitted Use, this Lease shall, at either party’s option exercised by written notice to the other within 30 days after such taking, terminate as of the date title to condemned real estate vests in the condemner, the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to such date, all Rent prepaid for the period beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability for any unaccrued obligations hereunder; provided, however, a condition to the exercise by Tenant of such right to terminate shall be that the portion taken shall be of such extent and nature as to materially handicap, impede, or impair Tenant’s use of the balance of the Premises for its normal business operations. If this Lease is not terminated after a condemnation, then notwithstanding anything to the contrary in this Lease, Rent shall be equitably reduced in proportion to the area of the Premises that has been taken for the balance of the Term. Subject to the terms of this paragraph, all awards, damages, and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages, and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages, or compensation attributable to damage to the Premises, value of the unexpired portion of the Term, loss of profits or goodwill, leasehold improvements, or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses, business dislocation damages, and for the value of furnishings, equipment, and trade fixtures installed in the Premises at Tenant’s expense and which Tenant is entitled pursuant to this Lease to remove on the Surrender Date (as defined in Section 18), but only to the extent such claim does not reduce or diminish the award, damages, or compensation otherwise payable to or recoverable by Landlord in connection with such condemnation.

16.       SUBORDINATION; ESTOPPEL CERTIFICATE.

(a)      This Lease is and shall be subject and subordinate at all times to the lien, provisions, operation, and effect of any mortgages or deeds of trust (“Mortgage”), ground leases, or other security instruments now or hereafter placed upon the Premises, Building, and/or Project and land of which they are a part provided Tenant’s right of possession of the Premises shall not be disturbed during the Term by the holder of any Mortgage (“Mortgagee”) so long as there is no Event of Default. Such subordination shall be self-operative, but Tenant shall execute and deliver within 10 days after demand any instrument evidencing such subordination and attornment as may be reasonably required by any Mortgagee. Tenant shall copy any Mortgagee whose name and address has been furnished to Tenant with respect to any notice of Landlord default. Notwithstanding the foregoing, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution and delivery, and in that event the Mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the Mortgage.

(b)      Tenant shall attorn to any foreclosing mortgagee, purchaser at a foreclosure sale or by power of sale, or purchaser by deed in lieu of foreclosure at such successor Landlord’s request. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the successor landlord and Tenant, except that the successor landlord shall not be bound by any modification of this Lease not approved by the successor landlord or by any previous prepayment of more than one month’s rent, unless such modification or prepayment was expressly approved in writing by the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord. Tenant, upon receipt of written notice from a Mortgagee that such Mortgagee is entitled to collect Rent hereunder may in good faith remit such Rent to Mortgagee without incurring liability to Landlord for the nonpayment of such Rent. The provisions for attornment set forth in this Section 16(b) shall be self-operative. However, if Landlord reasonably requests a further instrument confirming such attornment, Tenant shall execute and deliver such instrument within 10 days after receipt of such request.

(c)      Tenant must at any time and from time to time, within 10 days after receipt of Landlord’s written request, execute and deliver to Landlord an estoppel certificate certifying all reasonably requested information pertaining to this Lease.

17.      DEFAULT AND REMEDIES.

(a)      An “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder if: (i) Tenant fails to pay any Rent when due and such failure continues for more than three business days after Landlord has given Tenant written notice of such failure (such notice being in lieu of, and not in addition to, any applicable statutory notice); provided, however, in no event shall Landlord have any obligation to give Tenant more than one such notice in any 12-month period, after which there shall be an Event of Default if Tenant fails to pay any Rent when due, and, provided further, there shall be an automatic Event of Default if Tenant fails to pay any Rent when due and an automatic stay of bankruptcy precludes issuance of a default notice; (ii) Tenant fails to bond over a mechanic’s or materialmen’s lien with respect to work done by or on behalf of Tenant or any Tenant Agent within 10 days after Landlord’s demand; (iii) there is any Transfer in violation of Section 10; (iv) the occurrence of any default beyond any applicable notice and/or cure period under any guaranty executed in connection with this Lease; (v) Tenant fails to respond to any Landlord-requested estoppel certificate or subordination agreement within five business days after receipt of notice that such document was not received within the time period required under this Lease; (vi) the vacation or abandonment of the Premises by Tenant; (vii) unless Tenant causes any of the following to be dismissed within 30 days after filing: the filing of a petition by or against Tenant or any guarantor of this Lease for adjudication as bankrupt or insolvent, or for its reorganization, or for the appointment pursuant to any local, state, or federal bankruptcy or insolvency law of a receiver or trustee of the property of Tenant or any guarantor of this Lease, or an assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking possession of the property of Tenant or any guarantor of this Lease by any local, state, or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant’s or guarantor’s business; or (viii) Tenant fails to observe or perform any of Tenant’s other agreements or obligations under this Lease and such failure continues for more than 30 days after Landlord gives Tenant written notice of such failure, or the expiration of such additional time period as is reasonably necessary to cure such failure (not to exceed an additional 60 days), provided Tenant promptly commences and thereafter proceeds with all due diligence and in good faith to cure such failure.

(b)      Upon the occurrence of an Event of Default, Tenant shall be liable to Landlord for, and Landlord shall be entitled to recover from Tenant: (i) all Rent accrued and unpaid; (ii) all costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant’s Property; (iii) all costs incurred for reletting the Premises; and (iv) all legal fees and court costs incurred by Landlord in connection with the Event of Default.

(c)      Upon the occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies:

(i)      The whole Rent for the balance of the Term, as hereinafter computed or any part thereof as elected by Landlord (“Accelerated Rent”) shall at the election of Landlord become immediately due and payable as if by the terms of this Lease the same were payable in advance on the date of such Event of Default. Because it will be impossible to determine the exact amount of Additional Rent due for the balance of the Term after the occurrence of an Event of Default, the Additional Rent for each year after and including the calendar year in which the Event of Default occurred shall be deemed to be equal to the yearly average of the Additional Rent payable by Tenant for the last three full calendar years immediately preceding the Event of Default or would have been payable by Tenant for the last three full calendar years based on the Building’s historic expenses had Tenant been a tenant for such three years.

(ii)      Landlord may collect or commence legal proceedings, including filing of proofs of claim in any bankruptcy proceedings, to collect all Rent that is then past due, any Accelerated Rent, any liquidated damages provided for herein, other damages suffered by Landlord, any other sums due from Tenant hereunder, and all attorneys’ fees incurred by Landlord, and to execute upon any judgment obtained by Landlord in such legal proceedings.

(iii)      Landlord may reenter and repossess the Premises without terminating this Lease and, without being obligated to do so, attempt to relet all or any parts of the Premises for the account of Tenant for and upon such terms and to such replacement tenants and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the Expiration Date. Landlord will not be required to incur any expenses to relet all or any portion of the Premises, although Landlord may at its option incur customary leasing commissions or other costs for the account of Tenant as Landlord shall deem necessary or appropriate to relet. In no event will the failure of Landlord to relet all or any portion of the Premises reduce Tenant’s liability for Rent or damages.

(iv)      Landlord shall have the right to terminate this Lease upon at least five days’ prior notice to Tenant, and on the date set forth in such notice, this Lease and the Term shall wholly terminate in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein specified for the expiration of the Term. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment, or otherwise, and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution, or damage therefor. If Landlord terminates this Lease as set forth herein, Tenant shall pay to Landlord all costs incurred for reletting the Premises, Rent as and when such Rent would have otherwise been due and payable hereunder but for the termination of this Lease, and all attorneys’ fees incurred by Landlord in enforcing this Lease.

(v)      Landlord shall have the right to enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any out-of-pocket costs which Landlord incurs in thus effecting Tenant’s compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

(d)      Neither any delay or forbearance by Landlord in exercising any right or remedy hereunder nor Landlord’s undertaking or performing any act that Landlord is not expressly required to undertake under this Lease shall be construed to be a waiver of Landlord’s rights or to represent any agreement by Landlord to thereafter undertake or perform such act. Landlord’s waiver of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or Landlord’s failure to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition, nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, reentry, or restoration of the operation of this Lease under any present or future Law. Tenant further waives all right to any second or further trial in summary proceedings, ejectment or in any other action provided by any statute or decision now or hereafter in force of effect.

(e)      The rights granted to Landlord in this Section shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Landlord shall be entitled to seek injunctive relief or a decree compelling performance in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition, or provision of this Lease.

(f)      Any amount payable by Tenant under this Lease that is not paid when due shall bear interest at the rate of 1% per month until paid by Tenant to Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity, and acceptance of such partial payment shall be deemed subject to Landlord’s reservation of all rights. Landlord shall have no obligation to accept any cure proffered by Tenant after an Event of Default.

(g)      Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five days’ notice shall be sufficient in any case where a longer period may be statutorily specified.

(h)      In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

CONFESSION OF JUDGMENT. THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS RIGHT TO CONFESS JUDGMENT AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTELLIGENTLY, VOLUNTARILY, AND IRREVOCABLY AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF TENANT, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAD OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. NOTWITHSTANDING ANYTHING CONTAINED ABOVE, THESE SUBSECTIONS AND THE AUTHORITY GRANTED TO LANDLORD THEREIN ARE NOT AND SHALL NOT BE CONSTRUED TO CONSTITUTE A “POWER OF ATTORNEY” AND ARE NOT GOVERNED BY THE PROVISIONS OF 20 PA.C.S.A. §§5601-5611. FURTHERMORE, AN ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS SHALL NOT HAVE ANY FIDUCIARY OBLIGATION TO TENANT AND, WITHOUT LIMITING THE FOREGOING, SHALL HAVE NO DUTY TO: (i) EXERCISE THESE POWERS FOR THE BENEFIT OF TENANT, (ii) KEEP SEPARATE ASSETS OF TENANT FROM THOSE OF SUCH ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS, (iii) EXERCISE REASONABLE CAUTION OR PRUDENCE ON BEHALF OF TENANT, OR (iv) KEEP A FULL AND ACCURATE RECORD OF ALL ACTIONS, RECEIPTS AND DISBURSEMENTS ON BEHALF OF TENANT.

(1)        TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY RENT, OR ANY CHARGES HEREBY RESERVED OR DESIGNATED AS RENT OR ANY OTHER SUM PAYABLE BY TENANT TO LANDLORD UNDER OR BY REASON OF THIS LEASE (INCLUDING, WITHOUT LIMITATION, ANY SUM PAYABLE UNDER THIS SECTION), AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENT, CHARGES AND OTHER SUMS, AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID INCLUDING, AT LANDLORD’S OPTION, THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE, AND ALL OR ANY PART OF ANY OTHER OF SAID CHARGES OR SUMS, AND FOR INTEREST AND COSTS TOGETHER WITH REASONABLE ATTORNEY’S FEES OF 5%. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE.

(2)         WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

(3)           In any action to confess judgment in ejectment or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding. Tenant represents to Landlord that it has a gross income of at least $10,000.

TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT: DATAVAULT AI INC.

By:	/s/ Brett Moyer
Name:	Brett Moyer
Title:	CFO
Date:	11/5/2025

(i)   Except in connection with a Tenant holdover, Landlord’s express remedies set forth in this Lease for an Event of Default, or Tenant’s breach of Section 20(a), and notwithstanding anything to the contrary in this Lease, each party waives, and the other shall not be liable to the waiving party for, any claim against the other party or the other party’s agents, invitees, employees, or contractors, for loss of business opportunity, loss of profits, loss of income, economic loss, consequential damages, or punitive damages; the foregoing waiver shall survive the Expiration Date.

18.      HOLDOVER; SURRENDER.

(a)     By no later than the Expiration Date or earlier termination of Tenant’s right to possession of the Premises (such earlier date, the “Surrender Date”), Tenant shall vacate and surrender the Premises to Landlord in good order and condition, vacant, broom clean, and in conformity with the applicable provisions of this Lease, including Sections 9 and 11, but subject to Sections 14 and 15 and reasonable wear and tear. As used in this Lease, “reasonable wear and tear” does not, and shall not be deemed to, include any damage or deterioration that could have been prevented through proper maintenance, or by Tenant’s full and timely performance of its obligations under this Lease. Tenant shall have no right to hold over beyond the Surrender Date, and if Tenant does not vacate as required such failure shall be deemed an Event of Default and Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During any period of occupancy beyond the Surrender Date, the amount of Rent owed by Tenant to Landlord shall be 200% of the Rent for the month immediately prior to the Expiration Date, without prorating for any partial month of holdover, and except that any provisions in this Lease that limit the amount or defer the payment of Additional Rent shall be null and void. The acceptance of Rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the Surrender Date shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses incurred by Landlord as a result of such holdover, including reasonable attorneys’ fees. No option to extend this Lease shall have been deemed to have occurred by Tenant’s holdover. In addition, if Tenant fails to vacate and surrender the Premises as herein required, Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, actions, damages, liabilities, and expenses (including reasonable fees of attorneys and experts) to the extent arising out of or from or related to such failure, including claims made by any succeeding tenant and real estate brokers’ claims and reasonable attorneys’ fees. Tenant’s obligation to pay Rent and to perform all other Lease obligations for the period up to and including the Surrender Date, and the provisions of this Section, shall survive the Expiration Date. In no way shall the remedies of Landlord set forth above be construed to constitute liquidated damages for Landlord’s losses resulting from Tenant’s holdover.

(b)      Prior to the Surrender Date, Tenant shall remove Tenant’s Property from the Premises and restore in a good and workmanlike manner any damage to the Premises and/or the Building caused by such removal or replace the damaged component of the Premises and/or the Building if such component cannot be restored as reasonably determined by Landlord. Notwithstanding the foregoing, at Tenant’s request prior to Tenant making any Specialty Alterations, Landlord will notify Tenant whether Tenant is required to remove such Specialty Alterations; provided, however, if the Specialty Alteration includes the removal of an existing improvement, then the term “remove” includes restoration of such improvement. “Specialty Alteration” means an Alteration (other than lighting fixtures) that is not Building standard as reasonably determined by Landlord, including kitchens (other than a pantry installed for the use of Tenant’s employees only), executive restrooms, computer room installations, supplemental HVAC equipment and components, safes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, non-Building-standard life safety systems, security systems, specialty door locksets (such as cipher locks), and any demising improvements done by or on behalf of Tenant after the Commencement Date, as well as any Alteration for which Landlord’s consent is required hereunder but was not obtained. If Tenant fails to remove any of Tenant’s Property as required herein, the same shall be deemed abandoned and Landlord, at Tenant’s expense, may remove and dispose of same and repair and restore any damage caused thereby, or, at Landlord’s election, such Tenant’s Property shall become Landlord’s property. Tenant shall not remove from the Premises any Alteration without the prior written consent of Landlord.

19.          RULES AND REGULATIONS. Tenant covenants that Tenant and Tenant Agents shall comply with the rules and regulations set forth on Exhibit E attached hereto. Landlord shall have the right to rescind and/or augment any of the rules and regulations, which when delivered to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control.

20.	GOVERNMENTAL REGULATIONS.

(a)             Tenant shall not at any time use, generate, manufacture, refine, transport, treat, store, handle, dispose, bring, or otherwise cause to be brought or permit any Tenant Agent to bring, in, on, or about any part of the Project, any hazardous waste, solid waste, hazardous substance, toxic substance, petroleum product or derivative, asbestos, polychlorinated biphenyl, hazardous material, pollutant, contaminant, or similar material or substance as defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (CERCLA), or now or hereafter defined or regulated as such by any other Law (“Hazardous Material”). Notwithstanding any expiration or termination of this Lease, Tenant shall indemnify, defend, and hold harmless Landlord and Landlord Indemnitees from and against any and all claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable fees of attorneys, investigators, and experts)) to the extent arising out of or from or related to the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored, or disposed of by Tenant or any Tenant Agent in or about the Project, whether before or after the Commencement Date. Notwithstanding the foregoing and subject to applicable Laws, during the Term Tenant shall be permitted to bring onto the Premises customary quantities of office cleaning supplies and products normally found in modern offices in the ordinary course of business. Tenant shall not install any underground or above ground tanks on the Project. Tenant shall not cause or permit to exist any release, spillage, emission, or discharge of any Hazardous Material on or about the Project (“Release”). In the event of a Release, Tenant shall immediately notify Landlord both orally and in writing, report such Release to the relevant government agencies as required by applicable Law, and promptly remove the Hazardous Material and otherwise investigate and remediate the Release in accordance with applicable Law and to the satisfaction of Landlord. Tenant shall promptly notify Landlord if Tenant acquires knowledge of the presence of any Hazardous Material on or about the Premises except as Tenant is permitted to bring into the Premises under this Lease. This subsection shall survive the Expiration Date.

(b)             Tenant shall, and shall cause Tenant Agents to, use the Premises in compliance with all applicable Laws. Tenant shall comply with all applicable Laws concerning the use, occupancy, and condition of the Premises and all machinery, equipment, furnishings, fixtures, and improvements therein. Tenant shall pay all personal property taxes, income taxes, gross receipts taxes, and other taxes, assessments, duties, impositions, and similar charges that are or may be assessed, levied, or imposed upon Tenant, Tenant’s business, Tenant’s leasehold estate, or Tenant’s Property. Tenant shall also comply with all applicable Laws that do not relate to the physical condition of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, OSHA regulations, and illegal business operations, such as gambling.

(c)             Notwithstanding anything to the contrary in this Lease, if the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Project into compliance with Laws as a result of: (i) Tenant’s particular use of the Premises or the use or occupancy of the Premises for other than general office use; (ii) Alterations; or (iii) breach of any of Tenant’s obligations hereunder, then Tenant shall bear all costs of bringing the Premises and/or Project into compliance with Laws.

(d)             Except to the extent specifically set forth otherwise in this Lease, during the Term Landlord at its expense (subject to reimbursement to the extent permitted under Section 5) shall comply with all applicable Laws to the extent applicable directly to the Building structure and systems or the Common Areas.

21.          NOTICES. Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand will be duly given or served if in writing and either: (i) personally served; (ii) delivered by prepaid nationally recognized courier service (for example, Federal Express, UPS, and USPS) with evidence of receipt required for delivery; (iii) delivered by registered or certified mail, return receipt requested, postage prepaid; or (iv) if an email address is provided by the recipient, emailed with confirmation of receipt by the recipient; in all such cases addressed to the parties at the addresses set forth below, except that prior to the Commencement Date, notices to Tenant may be sent instead to the attention of any employee or attorney of Tenant with whom Landlord negotiated this Lease. Each such notice will be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Each party has the right to change its address for notices (provided such new address is in the continental United States) by a writing sent to the other party in accordance with this Section.

Tenant:	DataVault AI Inc.
Attn: Nathaniel Bradley
One Commerce Square, 24th FL
Philadelphia, PA 19103
[***]

Landlord:	Commerce Square Partners – Philadelphia Plaza, L.P.
c/o Brandywine Realty Trust
Attn: Legal Notices/Legal Dept., RE: Building G181
[***]
[***]
[***]
[***]
[***]

Notwithstanding anything to the contrary in this Lease, billing statements and the like may be sent by regular mail or electronic means (such as email) to Tenant’s billing contact without copies.

Tenant’s billing contact:
DataVault AI Inc.
Attn: Maria Hamzeh and Stanley Mbugua
15268 NW Greenbrier Pkwy
Beaverton, OR 97006
[***]
[***]

For informational purposes, Tenant’s current contacts for the following are set forth below, and Tenant shall endeavor to notify Landlord in writing of any changes to this information:

(1) Tenant insurance certificates:

Name: Atlantic Specialty Insurance Company

[***]

(2) Tenant property management issues:

Name: Stanley Mbugua

[***]

22.          BROKERS. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate, representing Landlord. Each party shall indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section. This Section shall survive the Expiration Date.

23.          LANDLORD’S LIABILITY. Landlord may transfer its interest in the Building without the consent of Tenant. Upon any sale of the Building, the transferring Landlord (“Prior Landlord”) shall be released from all liability thereafter accruing under this Lease provided the transferee (“Successor Landlord”) assumes the obligations of Prior Landlord hereunder that arise from and after the date of the transfer. Upon request and without charge, Tenant shall attorn to any Successor Landlord. Neither Landlord nor any principal of Landlord shall have any personal liability under any of the terms, conditions, or covenants of this Lease. Tenant and Tenant Agents shall look solely to the equity of Landlord in the Building and/or the net proceeds actually received therefrom for the satisfaction of any claim, remedy, or cause of action of any kind whatsoever arising from the relationship between the parties or any rights and obligations they may have relating to the Project, this Lease, or anything related to either.

24.	RELOCATION. [INTENTIONALLY DELETED]

25.	GENERAL PROVISIONS.

(a)             Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, including the payment of Rent, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or anyone lawfully or equitably claiming by, through, or under Landlord, under and subject to the terms and conditions of this Lease and of any Mortgages now or hereafter affecting all or any portion of the Premises.

(b)             Subject to Section 10 and Section 23, the respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto and their successors and assigns.

(c)            This Lease shall be governed in accordance with the Laws of the State, without regard to choice of law principles. Landlord and Tenant hereby consent to the exclusive jurisdiction of the state and federal courts located in the jurisdiction in which the Project is located.

(d)             In connection with any litigation arising out of this Lease, Landlord or Tenant, whichever is the prevailing party as determined by the trier of fact in such litigation, shall be entitled to recover from the other party all reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys’ fees. If Landlord is compelled to engage the services of attorneys (either outside counsel or in-house counsel) to enforce the provisions of this Lease, to the extent that Landlord incurs any cost or expense in connection with such enforcement, the sum or sums so paid or billed to Landlord, together with all interest, costs, and disbursements, shall be due from Tenant immediately upon receipt of an invoice therefor following the occurrence of such expenses.

(e)            This Lease, which by this reference incorporates all exhibits, riders, schedules, and other attachments hereto, supersedes all prior discussions, proposals, negotiations and discussions between the parties and this Lease contains all of the agreements, conditions, understandings, representations, and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Whenever placed before one or more items, the words “include”, “includes”, and “including” shall mean considered as part of a larger group, and not limited to the item(s) recited. Each covenant, agreement, obligation, term, condition, or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking, or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. Except to the extent expressly set forth otherwise in this Lease, neither Landlord, nor anyone acting on Landlord’s behalf, has made any representation, warranty, estimation, or promise of any kind or nature whatsoever, and Landlord disclaims any implied representations or warranties, relating to the condition of the Project or any part thereof including the Premises, or the land under the Building or suitability, including the fitness of the Premises for Tenant’s intended use, the HVAC and other building systems, the indoor air quality, and the environmental condition, and Tenant agrees that Landlord shall not be liable for any patent or latent defects therein. If any provisions of this Lease are held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

(f)             TIME IS OF THE ESSENCE UNDER ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS.

(g)           If Landlord or Tenant is in any way delayed or prevented from performing any obligation (except, with respect to Tenant, its obligations to pay Rent, the giving of notice with respect to the exercise of a Lease option, and surrender of the Premises as and when required under this Lease) due to: fire or other casualty (or reasonable delays in the adjustment of insurance claims); acts of terrorism, war, pandemic, or other emergency (including extraordinary weather conditions (including high winds)); governmental delay beyond what is commercially reasonable (provided the party claiming the delay provides reasonable evidence to the other party that the party claiming the delay is diligently pursuing the approval or permit that is the subject of the governmental delay); soil conditions that could not have been reasonably anticipated; unavailability or delays in obtaining materials or services; acts of God; strike, lockout, or other labor dispute; orders or regulations of any federal, state, county, or municipal authority; embargoes; or any other cause beyond such party’s reasonable control (whether or not foreseeable or similar or dissimilar to the foregoing events) (each, a “Force Majeure Event”), then the time for performance of such obligation shall be excused for the period of such delay or prevention (and such party shall not be deemed in default with respect to the performance of its obligations) and extended for a period equal to the period of such delay or prevention. Financial disability or hardship shall never constitute a Force Majeure Event. No such inability or delay due to a Force Majeure Event shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to the other party, or injury to or interruption of the other party’s business, or otherwise.

(h)             Excepting payments of Fixed Rent, Operating Expenses, and utilities (which are to be paid as set forth in Sections 4, 5, and 6) and unless a specific time is otherwise set forth in this Lease for any Tenant payments, all amounts due from Tenant to Landlord shall be paid by Tenant to Landlord as Additional Rent within 30 days after receipt of an invoice therefor. All Rent shall be payable to Landlord in the same manner as Fixed Rent, without setoff, deduction, or counterclaim.

(i)              All requests made to Landlord to perform repairs or furnish services, supplies, utilities, or freight elevator usage (if applicable), shall be made online to the extent available otherwise via email or written communication to Landlord’s property manager for the Building. Whenever Tenant requests Landlord to take any action not required of Landlord under this Lease or give any consent required or permitted to be given by Landlord under this Lease (for example, a request for a Transfer consent, a consent to an Alteration, or a subordination of Landlord’s lien, but other than a request for services, supplies, or utilities which is governed by Section 7), Tenant shall pay to Landlord all reasonable costs incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable attorneys’, engineers’, and/or architects’ fees (as applicable). Tenant shall pay such amount without regard to whether Landlord takes the requested action or gives the requested consent.

(j)              Unless Tenant’s financials are publicly available online at no cost to Landlord, within 10 days after written request by Landlord (but not more than once during any 12-month period unless a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position, or in the event of a sale, financing, or refinancing by Landlord of all or any portion of the Project), Tenant shall furnish to Landlord, Mortgagee, or Landlord’s prospective mortgagee or purchaser, reasonably requested financial information. In connection therewith and upon Tenant’s request, Landlord and Tenant shall execute a mutually acceptable confidentiality agreement on Landlord’s form therefor.

(k)             Tenant represents and warrants to Landlord that: (i) Tenant was duly organized and is validly existing and in good standing under the Laws of the jurisdiction set forth for Tenant in the first sentence of this Lease; (ii) Tenant is legally authorized to do business in the State; (iii) the person(s) executing this Lease on behalf of Tenant is(are) duly authorized to do so; (iv) Tenant has the full corporate or partnership power and authority to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms; and (v) Tenant is currently represented by an attorney in connection with this Lease who is neither subject to the control or influence of, nor also representing, Landlord.

(l)              Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto shall indemnify, defend, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations shall survive the Expiration Date.

(m)            Except as set forth in this paragraph, neither Tenant nor Landlord shall issue, or permit any broker, representative, or agent representing either party in connection with this Lease to issue: (i) any press release; or (ii) any other public disclosure regarding the specific terms of this Lease (or any amendments or modifications hereof), without the prior written approval of the other party. The parties acknowledge that the transaction described in this Lease and the terms hereof (but not the existence hereof) are of a confidential nature and shall not be disclosed except to such party’s employees, attorneys, accountants, consultants, advisors, affiliates, and actual and prospective purchasers, lenders, investors, subtenants, and assignees (collectively, “Permitted Parties”), and except as, in the good faith judgment of Landlord or Tenant, may be required to enable Landlord or Tenant to comply with its obligations under Law (and, to the extent such disclosure is being made in compliance with Law, upon prior notice to the other party to the extent permitted). In connection with the negotiation of this Lease and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have had access to confidential information relating to the other party. Each party shall treat such information and shall cause its Permitted Parties to treat such confidential information as confidential, and shall preserve the confidentiality thereof, and not duplicate or use such information, except by Permitted Parties. Notwithstanding the foregoing, Landlord shall have the right, to the extent required to be disclosed by Landlord or Landlord’s affiliates in connection with filings required by the Securities and Exchange Commission and similar regulatory frameworks, without notice to Tenant to include in such securities filings general information relating to this Lease, including Tenant’s name, the Building, and the square footage of the Premises.

(n)            Neither Tenant, nor anyone acting through, under, or on behalf of Tenant, shall have the right to record this Lease, nor any memorandum, notice, affidavit, or other writing with respect thereto, or otherwise file this Lease with any governmental authority.

(o)            Tenant shall cause any work performed on behalf of Tenant to be performed by contractors who work in harmony, and shall not interfere, with any labor employed by or on behalf of Landlord or Landlord’s contractors. If at any time any of the contractors performing work on behalf of Tenant does not work in harmony or interferes with any labor employed by or on behalf of Landlord, other tenants, or their respective mechanics or contractors, then the permission granted by Landlord to Tenant to do or cause any work to be done in or about the Premises may be withdrawn by Landlord with 48 hours’ written notice to Tenant.

(p)            This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Lease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect hereto, or with respect to the Premises, unless and until both parties have executed and delivered this Lease. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Lease and signature pages by electronic transmission shall constitute effective execution and delivery of this Lease for all purposes, and signatures of the parties hereto transmitted and/or produced electronically shall be deemed to be their original signature for all purposes.

(q)            Subject to Landlord’s security measures and Force Majeure Events, during the Term Landlord shall provide Tenant with access to the Building and, if applicable, passenger elevator service for use in common with others for access to and from the Premises 24 hours per day, seven days per week, except during emergencies. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice or, in the case of an emergency, at any time without notice. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises. Landlord shall have the absolute right at all times, including an emergency situation, to limit, restrict, or prevent access to the Building in response to an actual, suspected, perceived, or publicly or privately announced health or security threat.

(r)             TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE AS AMENDED FROM TIME TO TIME, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE BUILDING. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. TENANT WAIVES ANY RIGHT TO RAISE ANY NONCOMPULSORY COUNTERCLAIM IN ANY SUMMARY OR EXPEDITED ACTION OR PROCEEDING INSTITUTED BY LANDLORD. LANDLORD, TENANT, ALL GUARANTORS, AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM, OR POWER UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

[SIGNATURES ON FOLLOWING PAGE]

TENANT CONFESSION CERTIFICATION: Tenant acknowledges and agrees that any failure of Tenant to execute Section 17 of this Lease shall be an absolute bar from Tenant (or Tenant’s successors or assigns) claiming, alleging or petitioning, including, but not limited to, in any petition to open said confession, that such Section is invalid and not binding upon Tenant (or Tenant’s successors or assigns).

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first-above stated.

LANDLORD:		TENANT:
COMMERCE SQUARE PARTNERS – PHILADELPHIA PLAZA, L.P.		DATAVAULT AI INC.

By:	One Commerce Square REIT LLC, its general partner	By:	/s/ Brett Moyer
		Name:	Brett Moyer
By:	/s/ Regina Sitler	Title:	cfo
Name:	Regina Sitler	Date:	11/5/2025
Title:	SVP, Portfolio Management & Investments
Date:	11/6/2025

Exhibits:

Exhibit A: Location Plan of Premises

Exhibit B: Form of COLT

Exhibit C: [Intentionally Deleted]

Exhibit D: Cleaning Specifications

Exhibit E: Rules and Regulations

[Signature Page]

EXHIBIT A

LOCATION PLAN OF PREMISES (NOT TO SCALE)

EXHIBIT B
FORM OF COLT

CONFIRMATION OF LEASE TERM

THIS CONFIRMATION OF LEASE TERM ("COLT") is made as of __________ between _________________ ("Landlord") and __________________ ("Tenant").

1. Landlord and Tenant are parties to that certain lease dated ________ ("Lease Document"), with respect to the premises described in the Lease Document, known as Suite _____ consisting of approximately _____ rentable square feet ("Premises"), located at _____________________.

2. All capitalized terms, if not defined in this COLT, have the meanings given such terms in the Lease Document.

3. Tenant has accepted possession of the Premises in their "AS IS" "WHERE IS" condition and all improvements required to be made by Landlord per the Lease Document have been completed.

4. The Lease Document provides for the commencement and expiration of the Term of the lease of the Premises, which Term commences and expires as follows:

   a. Commencement of the Term of the Premises: ___________

   b. Expiration of the Term of the Premises: ___________

5. The required amount of the Security Deposit and/or Letter of Credit per the Lease Document is $_________. Tenant has delivered the Security Deposit and/or Letter of Credit per the Lease Document in the amount of $_________.

6. The Building Number is ____ and the Lease Number is __________. This information must accompany every payment of Rent made by Tenant to Landlord per the Lease Document.

TENANT:	LANDLORD:
______________________________	______________________________
By:	By:
Name:	Name:
Title:	Title:

SAMPLE

B-1

B-1 EXHIBIT B FORM OF COLT Docusign Envelope ID: D4F1A10C-0B5D-4EA2-B7F8-E752EB9651B0 Docusign Envelope ID: 9CC888AF-46CB-40F6-877B-847D664CDF22

C-1 EXHIBIT C [INTENTIONALLY DELETED] Docusign Envelope ID: D4F1A10C-0B5D-4EA2-B7F8-E752EB9651B0 Docusign Envelope ID: 9CC888AF-46CB-40F6-877B-847D664CDF22

EXHIBIT D
CLEANING SPECIFICATIONS

CLEANING SPECIFICATIONS

brandywine REALTY TRUST

	DAILY	WEEKLY	AS NEEDED
Office	▪ Empty trash and recycle replace liners ▪ Remove visible debris/ litter from carpet ▪ Spot clean desks and tables ▪ Straighten chair – furniture ▪ Turn off lights	▪ Dust desks (only if clear of personal effects) and tops of system furniture ▪ Vacuum carpet (twice per week) ▪ Clean telephones in common areas ▪ Clean tables	▪ Clean wastebaskets ▪ Clean light fixtures and vents ▪ Clean walls, switch plates and baseboards ▪ Dust file cabinets, partitions and bookshelves ▪ Clean chairs ▪ Clean doors ▪ Dust pictures and surfaces over 5' ▪ Dust window sills, blinds, ledges and radiators ▪ Spot clean side light glass
Restroom	▪ Sinks ▪ Floors ▪ Counters ▪ Trash receptacle ▪ Toilet/urinals ▪ Dispensers ▪ Door ▪ Spot clean walls ▪ Spot clean partitions	▪ Dust lights ▪ Dust surfaces over 5'	▪ Ceiling vents ▪ Clean walls ▪ Clean partitions
Floor Care	▪ Spot clean carpet ▪ Sweep kitchen/pantry floors	▪ Wet mop kitchen floors	▪ Burnish polished surfaces ▪ Machine scrub restroom floors

These specifications are subject to change without notice. The costs for any cleaning over and above the standard cleaning specifications are to be paid by Tenant.

D-1

D-1 EXHIBIT D CLEANING SPECIFICATIONS Docusign Envelope ID: D4F1A10C-0B5D-4EA2-B7F8-E752EB9651B0 Docusign Envelope ID: 9CC888AF-46CB-40F6-877B-847D664CDF22

EXHIBIT E
RULES AND REGULATIONS

RULES AND REGULATIONS

1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby, and any other part of the Building shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the Building's tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2. No awnings or other projections may be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes and window blinds shall be of a quality, type, design, and color, and attached in a manner approved in writing by Landlord.

3. No showcases, display cases, or other articles may be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without the prior written consent of Landlord. All supplies shall be kept in designated storage areas. Tenant shall not use or permit the use of any portion of the Project for outdoor storage. No mats, trash, or other objects may be placed in the public corridors, hallways, stairs, or other common areas of the Building.

4. Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances may be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees, caused such damage. Bathing and changing of clothes is permitted only in designated shower/locker facilities, and is not permitted in restrooms.

5. Tenant shall not, without the prior written consent of Landlord, mark, paint, drill into, bore, cut, string wires, or in any way deface any part of the Premises or the Building except for the reasonable hanging of decorative or instructional materials on the walls of the Premises. Tenant shall remove seasonal decorations that are visible outside of the Premises within 30 days after the end of the applicable season.

6. Tenant shall not construct, install, maintain, use, or operate in any part of the Project any electrical device, wiring, or other apparatus in connection with a loud speaker system or other sound/communication system that may be heard outside the Premises.

7. No bicycles, mopeds, skateboards, scooters, or other vehicles may be brought into, used, or kept in or about the Building or in the common areas of the Project other than in locations specifically designated thereof. No animals or pets of any kind (other than a service animal performing a specified task), including without limitation fish, rodents, and birds, may be brought into, used, or kept in or about the Building. Rollerblading and roller skating is not permitted in the Building or in the common areas of the Project.

8. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the Project may be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods, or property of any kind.

10. Tenant shall not make any unseemly or disturbing noises, or disturb or interfere with the occupants of the Building or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, lewd behavior, or in any other way. All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, businesslike manner. Tenant shall not commit or suffer any waste upon the Premises, the Building, or the Project, or any nuisance, or do any other act or thing that may disturb the quiet enjoyment of any other tenant in the Building or Project.

11. Tenant shall not throw anything out of the doors, windows, or down corridors or stairs of the Building.

12. Tenant shall not place, install, or operate in the Premises or in any part of the Project, any engine, stove, machinery, or electrical equipment not directly related to its business, including without limitation space

1 Revised 2014 | Brandywine Realty Trust

E-1

E-1 EXHIBIT E RULES AND REGULATIONS Docusign Envelope ID: D4F1A10C-0B5D-4EA2-B7F8-E752EB9651B0 Docusign Envelope ID: 9CC888AF-46CB-40F6-877B-847D664CDF22

brandywine REALTY TRUST

heaters, coffee cup warmers, and small refrigerators, conduct mechanical operations, cook thereon or therein, or place or use in or about the Premises or the Project any explosives, gasoline, kerosene oil, acids, caustics, canned heat, charcoal, or any other flammable, explosive or hazardous material, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to install and use a coffee machine, microwave oven, toaster, ice maker, refrigerator, and/or vending machine in compliance with all applicable Laws in a kitchen or break room designated as such by Landlord, provided Tenant shall use only stainless steel braided hoses. All supply waterlines shall be of copper (not plastic) tubing.

13. No smoking (including without limitation of cigarettes, cigars, and e-cigarettes) is permitted anywhere in the Premises, the Building, or the Project, including but not limited to restrooms, hallways, elevators, stairs, lobby, exit and entrance vestibules, sidewalks, and parking lot areas, provided smoking shall be permitted in any Landlord-designated exterior smoking area. All cigarette ashes and butts shall be deposited in the containers provided for such disposal, and shall not be disposed of on sidewalks, parking lot areas, or toilets.

14. Tenant shall not install any additional locks or bolts of any kind upon any door or window of the Building without the prior written consent of Landlord. Tenant shall, upon the termination of its tenancy, return to Landlord all keys for the Premises, either furnished to or otherwise procured by Tenant, and all security access cards to the Building.

15. Tenant shall keep all doors to hallways and corridors closed during Business Hours except as they may be used for ingress or egress.

16. Tenant shall not use the name of the Building, Project, Landlord, or Landlord's agents or affiliates in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant that, in Landlord's sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Tenant shall be responsible for all security access cards issued to it, and shall secure the return of all security cards from all employees terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18. All deliveries to the Building that involve the use of a hand cart, hand truck, or other heavy equipment or device shall be made via the freight elevator, if such freight elevator exists in the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building. Tenant shall procure and deliver to Landlord a certificate of insurance from its movers, which certificate shall name Landlord as an additional insured.

19. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material that violates any of these rules and regulations.

20. Tenant shall refer all contractors, contractor's representatives, and installation technicians rendering any service on or to the Premises, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other physical portion of the Building. Landlord reserves the right to require that all agents of contractors and vendors sign in and out of the Building.

21. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted, without Landlord's consent, not to be unreasonably withheld, conditioned, or delayed. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may reasonably deem necessary, and further to require compliance with such reasonable and

2 Revised 2014 | Brandywine Realty Trust

E-2

E-2 Docusign Envelope ID: D4F1A10C-0B5D-4EA2-B7F8-E752EB9651B0 Docusign Envelope ID: 9CC888AF-46CB-40F6-877B-847D664CDF22

brandywine REALTY TRUST

uniformly applied rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it reasonably considers necessary to remove the danger, annoyance, or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the suite number of the office to which such wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating such wires.

22. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself or herself to Landlord's management or security personnel.

23. Landlord may require, at its sole option, all persons entering the Building outside of Business Hours to register at the time they enter and at the time they leave the Building.

24. No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

25. Tenant shall not use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during breaks or during lunch periods.

26. No canvassing, soliciting, or peddling is permitted in the Building or its common areas.

27. Tenant shall comply with all Laws regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse, and Landlord's recycling policy for the Building.

28. Landlord does not maintain suite finishes that are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant's expense.

29. Tenant shall clean at least once a year, at its expense, drapes in the Premises that are visible from the exterior of the Building.

30. No pictures, signage, advertising, decals, banners, etc. may be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31. Tenant is prohibited at all times from eating or drinking in hallways, elevators, restrooms, lobbies, or lobby vestibules outside of the Premises. Food storage shall be limited to a Landlord-approved kitchen or break room.

32. Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, invitees, agents, contractors, licensees, subtenants, and assignees.

33. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, hallways, elevators, lobby, exterior common areas, or other public portions or facilities of the Building.

34. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements shall be submitted in writing to Landlord.

35. Tenant is prohibited from interfering in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment at the Project.

36. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry regardless of whether such loss occurs when an area is locked against entry or not.

37. Landlord shall not permit entrance to the Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel

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E-3

E-3 Docusign Envelope ID: D4F1A10C-0B5D-4EA2-B7F8-E752EB9651B0 Docusign Envelope ID: 9CC888AF-46CB-40F6-877B-847D664CDF22

supervised or employed by Landlord.

38. Tenant shall observe and comply with the driving and parking signs and markers on the Project grounds and surrounding areas. Tenant shall comply with all reasonable and uniformly applied parking regulations promulgated by Landlord from time to time for the orderly use of vehicle parking areas. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow or with loading and unloading areas of other tenants. Tractor trailers shall be parked in areas designated for tractor trailer parking. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism, or theft. Tenant shall cooperate with Landlord in any reasonable and uniformly applied measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under the Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle that violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

39. Tenant shall not enter other separate tenants' hallways, restrooms, or premises except with prior written approval from Landlord's management.

40. Tenant shall not place weights anywhere beyond the load-per-square-foot carrying capacity of the Building.

41. Tenant shall comply with all laws, regulations, or other governmental requirements with respect to energy savings, not permit any waste of any utility services provided Landlord, and cooperate with Landlord fully to ensure the most effective and efficient operation of the Building.

42. The finishes, including floor and wall coverings, and the furnishings and fixtures in any areas of the Premises that are visible from the common areas of the Building are subject to Landlord's approval in its sole discretion. Selections for these areas shall be pre-approved in writing by Landlord.

43. Power strips and extension cords shall not be combined (also known as daisy chaining).

44. Candles and open flames are prohibited in the Building.

45. Guns, firearms, and other dangerous weapons (concealed or otherwise) are not allowed at the Project, subject to applicable Law (if any) requiring Landlord to so permit at the Project.

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Project, the operations thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which rules when made and notice thereof given to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. As used in these rules and regulations, capitalized terms shall have the respective meanings given to them in the Lease to which these rules and regulations are attached, provided Tenant shall be responsible for compliance herewith by everyone under Tenant's reasonable control, including without limitation its employees, invitees, agents, contractors, licensees, subtenants and assignees, and a violation of these rules and regulations by any of the foregoing is deemed a violation by Tenant.

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E-4 Docusign Envelope ID: D4F1A10C-0B5D-4EA2-B7F8-E752EB9651B0 Docusign Envelope ID: 9CC888AF-46CB-40F6-877B-847D664CDF22